EXHIBIT (11)


                                [K&L letterhead]


                                                               December 20, 2002

First American Investment Funds, Inc.
800 Nicollet Mall
Minneapolis, MN 55402

Ladies and Gentlemen:

         We have acted as special counsel to U.S. Bancorp in connection with a Plan of Reorganization and Termination (the "Plan") proposed to be adopted by First American Investment Funds, Inc., a registered investment company organized as a Maryland corporation (the "Company"), on behalf of the following separate classes (each commonly known as a mutual fund or series) of the Company: (i) Large Cap Growth Fund, Health Sciences Fund, Mid Cap Growth Fund, Small Cap Growth Fund, Emerging Markets Fund, Bond IMMDEX(TM) Fund and High Yield Bond Fund (each an "Acquired Fund"); and (ii) Large Cap Core Fund, Mid Cap Core Fund, Small Cap Core Fund, International Fund, Fixed Income Fund and Strategic Income Fund (each an "Acquiring Fund").

         Under the Plan, an Acquired Fund's assets would be acquired by the Acquiring Fund listed opposite the Acquired Fund's name in the table below in exchange for: (i) shares of the appropriate series (commonly known as classes) of the common stock (par value $0.0001) of the Acquiring Fund's shares; and (ii) that Acquiring Fund's assumption of the Acquired Fund's liabilities. The shares of the appropriate classes and series that are to be issued pursuant to the Plan are referred to herein as the "Shares."

                                                        Class of Shares
   Acquired Fund              Name of Acquiring         Corresponding
   -------------                   Fund                 to the Acquiring
                              -----------------              Fund
                                                        ----------------

Large Cap Growth Fund   ->   Large Cap Core Fund         Class QQ

Health Sciences Fund    ->   Large Cap Core Fund         Class QQ

Mid Cap Growth Fund     ->   Mid Cap Core Fund           Class SS

Small Cap Growth Fund   ->   Small Cap Core Fund         Class UU

Emerging Markets Fund   ->   International Fund          Class Q

Bond IMMDEX(TM) Fund    ->   Fixed Income Fund           Class B


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First American Investment Funds, Inc.
December 20, 2002
Page 2


High Yield Bond Fund    ->   Strategic Income Fund       Class HH


         As such counsel, you have requested our opinion as to certain matters regarding the issuance of the Shares pursuant to the Plan. In connection with rendering our opinion, we have examined copies of:

         1. the Registration Statement on Form N-14 ("Registration Statement") that is being filed by the Company for the purpose of registering the Shares under the Securities Act of 1933, as amended ("1933 Act");

         2.  the Company's charter and bylaws;

         3. the form of Plan included as an exhibit to the Registration Statement; and

         4. the form of the Articles of Amendment (the "Amendment") to the Company's Amended and Restated Articles of Incorporation with respect to each of the Acquiring Funds, in the form included as an exhibit to the form of Plan and to be adopted by the Company.

We have also examined such other corporate action of the Company as provides for the issuance of the Shares pursuant to the Plan, and we have made such other investigation as we have deemed appropriate. In rendering our opinion, we have made the assumptions customary in opinions of this kind; we have not verified those assumptions.

         Our opinion is limited to the laws and facts in existence on the date hereof, and it is further limited to the federal laws of the United States and the laws of the State of Maryland that in our experience are normally applicable to the issuance of shares by corporations that are registered investment companies. We express no opinion with respect to any other laws.

         Based on the foregoing, we are of the opinion that:

         1.  When

                  (i) the Plan has been duly adopted by the required shareholders of the Company;

                  (ii) the Amendment has been duly adopted by the required shareholders of the Company and has been duly filed with the Maryland State Department of Assessments and Taxation; and


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First American Investment Funds, Inc.
December 20, 2002
Page 3


                  (iii) all of the conditions to the effectiveness of the Plan have been satisfied the issuance of the Shares to be issued pursuant to the Plan will have been duly authorized by the Company; and

         2. When such Shares have been issued and the consideration for such Shares has been paid in accordance with the Plan, such Shares will be validly issued, fully paid and non-assessable.

         This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to this opinion being an exhibit to the Registration Statement when it is filed with the SEC and to the reference to our firm in the Prospectus/ Proxy Statement that is being filed as part of the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                  Very truly yours,


                                                  /s/ Kirkpatrick & Lockhart LLP


                                                  Kirkpatrick & Lockhart LLP